UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under Rule 14a-12

GUESS?, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Filed by Guess?, Inc.

Pursuant to Rule 14a-12 under the

Securities Exchange Act of 1934, as amended

Subject Company: Guess?, Inc.

Commission File No.: 001-11893

This Schedule 14A filing consists of the following documents relating to the proposed transaction involving Guess?, Inc. (the “Company”) and Authentic Brands Group LLC:

1.	Email sent to Company employees

2.	Transcript of video sent to Company employees

1. The following email was sent to employees of the Company on August 20, 2025:

From: Paul Marciano and Carlos Alberini

To: Guess? and rag & bone Employees

Distribution: To be sent immediately following press release issuance

Subject: Exciting News from Paul Marciano and Carlos Alberini

Cover note:

Dear All,

Moments ago, we announced an exciting update – Guess? has entered into an agreement to become a private company. As part of this, Guess? will transition from being publicly-traded to being owned by Maurice, Nicolai and the two of us in partnership with Authentic Brands Group.

You can learn more in our press release [LINK] and video [LINK], though we also wanted to share our perspectives on what taking this step means for Guess? and our Guess Family.

Over our 44-year history, Guess? has established itself as a global leader in the fashion industry with iconic styles in denim, multiple apparel categories, accessories, and beyond, and we want to continue to grow this legacy. You may recall that in March, we announced that our Board of Directors had formed a Special Committee to evaluate an acquisition proposal we had received and determine the best path forward for Guess? and its stakeholders – today’s announcement is the result of this thoughtful review.

Here are a few important details:

•

As part of this transaction, our company’s shareholders will receive $16.75 per share in cash for each share they own, in a transaction that values Guess? at approximately $1.4 billion, including debt.

•

Our company’s intellectual property will be owned 51% by Authentic and 49% by Maurice, Nicolai and us. With Authentic as a partner, we will have additional resources and enhanced flexibility that will enable us to even better serve our customers worldwide.

•

The current Guess? management team will continue to run the business and own 100% of the operating company – we’re proud to continue leading Guess? as we enter this next chapter and continue operating much as we do today.

We’re confident Authentic can help take Guess? to the next level of growth and value creation. They are the world’s leading owner of sports, lifestyle and entertainment IP and partner with top-tier operators to help them grow and scale globally. Their portfolio includes more than 50 brands – such as Reebok, Champion, Juicy Couture, Brooks Brothers and Lucky Brand, just to name a few – and they have a significant presence in 150 countries. Additionally, their platform spans a powerful network of 1,800+ licensees, distributors and retailers across categories and territories, fueling growth for its brands around the world.

We hope you share our excitement for the future. The transaction is expected to close in the fourth quarter of Guess?’s 2026 fiscal year, at which time, shares of Guess? will no longer trade on the stock exchange. Until then, it’s business as usual across Guess? and rag & bone. We do not anticipate changes to your roles or our relationships with our world-class partners and vendors.

This is a significant milestone in our journey and a testament to the progress we’ve made in strengthening our organization, improving brand awareness and elevating customer engagement. Thank you for your hard work and dedication to Guess?, and we look forward to the bright future ahead.

Best,

Paul and Carlos

2. The following is a transcript of a video sent to the Company’s employees in the above email on August 20, 2025:

Carlos Alberini:

Good morning everyone. I wish Paul could be here so we could speak to you together. He is on a trip and will be back later this morning. Today, I’m excited to share some news about our Company’s future.

Over our 44-year history, Guess? has established itself as a global leader in the fashion industry with iconic styles in denim, multiple apparel categories, accessories and beyond. This has become our legacy and our vision for the future of our Company is centered on the continued growth of this legacy.

In connection with this vision and making it a reality, we just announced that Guess? has entered into an agreement to become a private company.

As part of this, Guess? will transition from being publicly-traded to being owned by Paul, Maurice, Nicolai and myself in partnership with Authentic Brands Group.

We think this is a great outcome for our shareholders, our customers, our partners and all of you, our Guess Family.

You may recall that in March, we announced that our Board of Directors had formed a Special Committee to evaluate a proposal that we had received to take our Company private and determine the best path forward for Guess? and its stakeholders. Today’s announcement is the result of this thoughtful review.

Guess? has always worked very hard to create a strong network of licensing partners. Joining forces with Authentic Brands Group, who is the world’s second largest licensor with a powerful lifestyle and entertainment platform, will enable us to build on this foundation and expand our reach as a global lifestyle brand.

Authentic is the world’s leading owner of sports, lifestyle and entertainment intellectual property and partners with top-tier operators to help them grow and scale globally. Their portfolio includes more than 50 brands – such as Reebok, Champion, Quicksilver, Billabong, Juicy Couture, Brooks Brothers, Ted Baker, Sports Illustrated and Lucky Brand, just to name a few, and they have a significant presence in 150 countries.

Additionally, their platform spans a powerful network of more than 1,800 licensees, distributors and retailers across categories and territories, fueling growth for their brands around the world.

We are confident that Authentic can help take Guess? to the next level of growth and value creation. They have a phenomenal team and great network capabilities and with them as a partner, we will have additional resources and enhanced flexibility that will enable us to even better serve our customers worldwide and grow into new product categories and territories.

In terms of the numbers, our Company’s shareholders will receive $16.75 in cash for each share they own, valuing Guess? at $1.4B, including debt.

Guess?’s intellectual property will be owned jointly by Authentic and Paul, Maurice, Nicolai and myself. Guess?’s current management team, our team, will continue to run the business and fully own the operating company.

In terms of what this announcement means going forward…

We expect the transaction to close in the fourth quarter of Guess?’s fiscal year 2026.

As a private company, we expect to operate much as we do today, meaning it’s business as usual across both Guess? and rag & bone.

We do not anticipate changes to your roles or our relationships with our world-class partners and vendors. We look forward to continuing to deliver for our customers as usual, both wholesale partners, and online and in-store customers as we work to complete this transaction.

On behalf of Paul and myself, we want to emphasize that we are proud of all we did together and today we are very excited to continue leading Guess? as we enter this next chapter.

This is a significant milestone in our journey. It’s also a testament to the progress we’ve made in strengthening our organization, improving brand awareness and elevating customer engagement.

Guess?’s incredible legacy is a direct result of our unparalleled understanding of our customers and commitment to creating innovative and iconic designs that have stood the test of time for decades.

Thank you for your hard work and dedication to Guess? And Thank you for your relentless passion, commitment and love for what we do every day.

We look forward to a very bright future ahead together! Have a great day.

Additional Information Regarding the Transaction and Where to Find It

This communication relates to the proposed transaction (the “Transaction”) involving Guess?, Inc. (the “Company”) and Authentic Brands Group LLC (“Authentic”). In connection with the proposed Transaction, the Company intends to file relevant materials with the SEC, including a proxy statement on Schedule 14A relating to its special meeting of stockholders (the “Proxy Statement”). The Proxy Statement will contain important information about the proposed Transaction and related matters. The Company, affiliates of the Company and Authentic, Glow Holdco 1, Inc. and Glow Merger Sub 1, Inc. intend to jointly file a transaction statement on Schedule 13E-3 (the “Schedule 13E-3”) with the SEC. The Company may also file other relevant documents with the SEC regarding the Transaction. This communication is not a substitute for the Proxy Statement, the Schedule 13E-3 or any other document that the Company may file with the SEC or send to its stockholders in connection with proposed Transaction. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTION, INVESTORS AND STOCKHOLDERS OF THE COMPANY ARE URGED TO CAREFULLY READ THE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), THE SCHEDULE 13E-3 AND OTHER RELEVANT MATERIALS IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, THE PROPOSED TRANSACTION AND RELATED MATTERS.

The Proxy Statement (and any amendments or supplements thereto), Schedule 13E-3 and other relevant materials will be filed with the SEC and mailed or otherwise made available to the Company’s stockholders. The Company’s stockholders may obtain free copies of the Proxy Statement (and any amendments or supplements thereto), Schedule 13E-3, and other documents the Company files with the SEC from the SEC’s website at www.sec.gov or through the Investors portion of the Company’s website at investors.guess.com under the link “SEC Filings” or by contacting the Company’s Investor Relations by e-mail at IR@guess.com.

Participants in the Solicitation

The Company and its executive officers and directors and certain other members of management and employees and Authentic may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies from the Company’s stockholders in connection with the proposed Transaction. Information regarding the Company’s directors and executive officers and their ownership of the Company’s common stock is set forth in the definitive proxy statement for its 2025 annual meeting of stockholders (available here), which was filed with the SEC on May  16, 2025. Other information regarding the participants in the proxy solicitation and a description of their interests will be contained in the Proxy Statement and other relevant materials to be filed with the SEC in respect of the proposed Transaction when they become available. These documents can be obtained free of charge from the sources indicated above.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, which include all statements that do not relate solely to historical or current facts. Forward-looking statements, which are frequently indicated by terms such as “expect,” “could,” “will,” “should,” “goal,” “strategy,” “believe,” “estimate,” “continue,” “outlook,” “plan,” “create,” “see,” “proposed,” “intend,” and similar terms, are only expectations, and involve known and unknown risks and uncertainties, which may cause actual results in future periods to differ materially from what is currently anticipated. These forward-looking statements include, but are not limited to, statements regarding expected timing and anticipated completion of the Transaction, anticipated effects of the proposed Transaction, the treatment of outstanding equity and equity awards of the Company, any consideration of alternative proposals, financing sources for the Transaction, future dividend payments, and other characterizations of future events or circumstances. These forward-looking statements are based on management’s current beliefs, as well as assumptions made by, and information currently available to, the Company, all of which are subject to change and are made only as of the date hereof. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected and are subject to a number of known and unknown risks and uncertainties, including: the risk that the proposed Transaction may not be completed in a timely manner or at all; the failure to satisfy any of the conditions to the proposed pre-closing restructuring described in the merger agreement or to the consummation of the proposed Transaction, including the receipt of certain regulatory approvals; the failure to obtain requisite stockholder approvals; the occurrence of any fact, event, change, development or circumstance that could give rise to the termination of the merger agreement, including in circumstances requiring the Company to pay a termination fee; the effect of the announcement or pendency of the proposed Transaction on the Company’s business relationships, operating results and business generally; risks that the proposed Transaction disrupts the Company’s current plans and operations; the Company’s ability to retain and hire key personnel and maintain relationships with key business partners and customers, suppliers, licensees, landlords and others with whom it does business, in light of the proposed Transaction; risks related to diverting management’s attention from the Company’s ongoing business operations; unexpected costs, charges or expenses resulting from the proposed Transaction; potential litigation relating to the proposed Transaction that could be instituted against the parties to the merger agreement or their respective directors, managers or officers, including the effects of any outcomes related thereto; continued availability of capital and financing and rating agency actions; certain restrictions during the pendency of the Transaction that may impact the Company’s ability to pursue certain business opportunities or strategic transactions; the possibility that the parties to the Transaction may not achieve some or all of any anticipated benefits with respect to the Company’s business and the Transaction may not be completed in accordance with the parties’ expected plans or at all; the possibility that the Transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; the risk that the Company’s stock price may decline significantly if the Transaction is not consummated; unpredictability and severity of catastrophic events, including but not limited to acts of terrorism, war or hostilities, as well as management’s response to any of the aforementioned factors; the impact of adverse general and industry-specific economic and market conditions; uncertainty as to timing of completion of the proposed Transaction; legislative, regulatory and economic developments affecting the Company’s business and other risks and uncertainties associated with the Company’s businesses set forth in the Company’s SEC filings, including, but not limited to, its Annual Report on Form 10-K for the fiscal year ended February 1, 2025, as updated from time to time in subsequent filings with the SEC. No list or discussion of risks or uncertainties should be considered a complete statement of all potential risks and uncertainties. Unlisted or unknown factors may present significant additional obstacles to the realization of forward-looking statements. The Company undertakes no obligation to provide revisions or updates to any forward-looking statements, whether as a result of new information, future events or otherwise, should circumstances change, except as otherwise required by law.